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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 27, 2003

                              PLAINS RESOURCES INC.
               (Exact name of registrant as specified in charter)

         Delaware                                      13-2898764
 (State of Incorporation)                 (I.R.S. Employer Identification No.)

                                     0-9808
                              (Commission File No.)

                          500 Dallas Street, Suite 700
                              Houston, Texas 77002
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (713) 739-6700

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Item 9. Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements and Associated Risks

     All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. These statements, however, are subject to certain risks, uncertainties and assumptions, including, but not limited to:

o uncertainties inherent in the exploration for and development and production of oil and gas and in estimating reserves;

o unexpected future capital expenditures (including the amount and nature thereof);

o    impact of crude oil and natural gas price fluctuations;

o    the effects of competition;

o    the success of our risk management activities;

o the availability (or lack thereof) of acquisition or combination opportunities;

o    the impact of current and future laws and governmental regulations;

o environmental liabilities that are not covered by an indemnity or insurance; and

o    general economic, market or business conditions.

     If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those in the forward-looking statements. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

Disclosure of 2003 Estimates

     The following table and notes reflect current estimates of certain results for 2003 for Plains Resources Inc. (the "Company"). These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table, including but not limited to the factors discussed above. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission ("SEC"), and we encourage you to review such filings.


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                              Plains Resources Inc.
                        Operating and Financial Guidance

                                                                                    Quarter Ended             Year Ended
                                                                                    March 31, 2003         December 31, 2003
                                                                                    ---------------         ----------------
 Estimated Production Volumes
 Barrels of oil - MBbl                                                                    225 - 235                850 - 900
  MBbl per day                                                                            2.5 - 2.6                2.3 - 2.5
  % Oil                                                                                         100%                     100%

 Estimated Oil Price Differential to NYMEX (pre-hedge) - $/Bbl                        $8.50 - $9.00            $9.00 - $9.50

 Crude Oil Hedge Positions - barrels per day
 Swaps - Average price $26.10 per barrel                                                      1,500                    1,500

 Operating Costs per Barrel
 Production expenses                                                                  $8.25 - $8.50            $8.25 - $8.50
 DD&A - oil and gas                                                                           $5.00                    $5.00

 Other Income (Expense) ($ in thousands)
 Equity in Earnings of Plains All American Pipeline, L.P.                           $4,900 - $5,500         $20,400 -$22,100
 General and administrative expense
    Cash expense                                                                        $700 - $775          $2,800 - $3,100
    Noncash compensation expense                                                                650                    2,300
                                                                                    ---------------         ----------------
    Total general and administrative expense                                        $1,350 - $1,425          $5,100 - $5,400
                                                                                    ===============         ================

 Interest expense                                                                            Note 6                   Note 6
 Other DD&A                                                                                     $75                     $300

 Book Tax Rate
 Current                                                                                        24%                      24%
 Deferred                                                                                       26%                      26%

 Weighted Average Equivalent Shares Outstanding (in thousands)
 Basic                                                                                       24,000                   24,000
 Restricted stock                                                                               180                      180
 Options (treasury method assuming $11.75 PLX stock price)                                      200                      200
 Series D Preferred (if dilutive)                                                             1,671                    1,671
                                                                                    ---------------         ----------------
 Diluted shares                                                                              26,051                   26,051
                                                                                    ===============         ================

 Capital Expenditures ($ in thousands)                                                       $1,000          $3,500 - $4,000

 Distributions from Plains All American Pipeline, L.P. ($ in thousands)
 General partner interest                                                                      $682                   $2,728
 Limited Partner Units                                                                        6,822                   27,288
                                                                                    ---------------         ----------------
                                                                                             $7,504                  $30,016
                                                                                    ===============         ================


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Notes:

    1. Estimated production volumes. Production estimates are based on historical operating performance and trends and the Company's 2003 capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products.

        SEC Staff Accounting Bulletin 101 ("SAB 101") requires that revenue from oil production be recognized as the volumes are sold versus when produced. The location of the Company's Florida properties and the timing of the barges that transport the crude oil to market cause reported sales volumes to differ from production volumes. Actual timing of sales volumes is difficult to predict. The Florida oil production is typically sold in shipments of approximately 110,000-140,000 barrels and typically occurs every 30-50 days.

    2. Estimated oil price differentials. The Company's realized wellhead oil price is lower than the NYMEX index level as a result of area and quality differentials, including costs to transport the oil. Differentials like commodity prices are difficult to predict. The average differential for the Company's Florida properties was $8.31 per barrel, $13.97 per barrel and $10.73 per barrel for 2002, 2001 and 2000, respectively.

    3. General and administrative. Estimated G&A expense for 2003 includes approximately $2.3 million of noncash compensation expense, primarily related to restricted stock grants to officers of the Company. All restricted shares are included in the share count for diluted earnings per share. Restricted shares are included in the share count for basic earnings per share when they vest.

    4. DD&A - oil and gas. Based on the book value of the Company's proved oil and gas properties at December 31, 2002 and the reserve volumes and future development costs included in the proved reserve reports at that date, the 2003 DD&A rate for the Company's oil and gas properties will be approximately $5.00 per barrel. This number will be revised when the Company completes the calculations to implement FAS 143 effective January 1, 2003. Under FAS 143 the Company will record a liability equal to its discounted estimated abandonment costs and a corresponding increase to oil and gas properties. The Company does not expect that expense recognized after adoption of FAS 143 will exceed the $5.00 per barrel estimate although a portion of the expense will be recognized as accretion expense rather than DD&A expense.

    5. Equity in earnings of Plains All American Pipeline, L.P. ("PAA"). The Company's equity in earnings from PAA is based on guidance provided by PAA in its Form 8-K filed with the SEC on February 26, 2003, and the Company's aggregate ownership interest, as adjusted for general partner incentive distributions. As of the date hereof, the Company has an aggregate ownership interest of approximately 25%, consisting of (i) a 44% ownership stake in the general partner interest and incentive distribution rights, (ii) 45%, or approximately 4.5 million, of the subordinated units and (iii) 20%, or approximately 7.9 million of the common units (including 1.3 million Class B common units). PAA's Form 8-K provides guidance of $18.1 million to $20.5 million for its first quarter 2003 net income and $75.7 million to $82.5 million for the full year. We encourage you to refer to the 8-K filed by PAA for additional information concerning guidance provided by PAA, including certain expenses that are not reflected in the net income guidance provided by PAA. These expenses relate to the potential vesting of restricted units in 2003. Certain of the restricted units may vest in the same proportion as the conversion of PAA's


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        subordinated units and others vest when PAA achieves targeted distribution levels. PAA will recognize an expense when the financial tests for conversion of subordinated units and required distribution levels are met. The income effect on the Company's equity in earnings of PAA may be somewhat mitigated because the Company may recognize a noncash gain when PAA's subordinated units vest. Such gain would be similar to the gains that the Company has recognized in the past when PAA issues common equity and would be recognized because the subordinated units owned by the Company would no longer be subordinated in any way to common units, including the right to receive distributions, including distributions upon an assumed liquidation of PAA.

    6. Interest expense. The Company's interest expense will consist of interest on amounts outstanding under its $45 million secured term loan facility. Borrowings under the facility bear interest, at the Company's option, at LIBOR plus 3% or prime plus 1.5%. Based on the loan amortization schedule and assuming no additional principal reductions, the average debt balance outstanding for the first quarter and full year of 2003 will be approximately $43.4 million and $36.7 million, respectively.

    7. Book Tax Rate. The Company's book tax rate is based on a Federal rate of 35% and an estimated combined foreign and state rate of 15%. The foreign tax is attributable to the Canadian operations of PAA and represents approximately 80% of the 24% estimated current rate. The Company's tax rate on Canadian income is approximately 46%. The Company's deferred and current tax rates are based on current estimates of book and taxable income and utilization of net operating loss carryforwards. At
        December 31, 2002, the Company had carryforwards of approximately $46.0 million of regular tax net operating losses, $16.0 million of alternative minimum tax net operating losses and approximately $3.8 million of enhanced oil recovery credits.

    8. Weighted average equivalent shares outstanding. Estimated basic shares are based on shares outstanding on January 31, 2003, net of treasury shares and assumes no additional treasury purchases. The Company may purchase additional treasury shares in 2003. Diluted shares include the effect of outstanding options and preferred stock, when dilutive. The Company currently has approximately 4.4 million outstanding stock options with an average exercise price of $13.16 per share. Utilizing the treasury stock method and an assumed stock price of $11.75, the options would add approximately 200,000 shares to the diluted share count. In addition, the Company has 46,600 shares of Series D Cumulative Convertible Preferred Stock, or Series D Preferred, that is convertible into 1,671,416 shares of common stock. The Series D Preferred has an aggregate stated value of $23.3 million and bears an annual dividend of $30.00 per share (approximately $1.4 million). Depending on the Company's net income, the Series D Preferred may at times be anti-dilutive and not reflected in the diluted share count as was the case in the fourth quarter and full year of 2002.

    9. Distributions from Plains All American Pipeline, L.P. The estimated cash distributions are based on PAA's $0.5375 per unit quarterly distribution ($2.15 on an annual basis) that was declared in January 2003. The amount presented reflects estimated cash to be received from PAA and has not been adjusted for cash taxes.

    10. Write-downs under full cost ceiling test rules. Under the SEC's full cost accounting rules, the Company reviews the carrying value of its proved oil and gas properties at the end of each quarter. Under these rules, capitalized costs of proved oil and gas properties (net of accumulated


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        DD&A, and including deferred income taxes) may not exceed a "ceiling"
        equal to the present value (discounted at 10%) of estimated future cash flows from proved oil and gas reserves of such properties (including the effect of any hedging related activities) reduced by future operating expenses, development expenditures and abandonment costs (net of salvage values) and estimated future income taxes. The rules require that the Company price its future oil and gas production at the prices in effect at the end of each fiscal quarter and require a write-down if its capitalized costs exceed the "ceiling" even if prices decline for only a short period of time. The Company estimates that based on the book value of its proved oil and gas properties (including related deferred income taxes) and its proved reserve reports as of December 31, 2002, that the Company would have a write-down under the full cost ceiling test rules at a net realized price for the Company's oil production of approximately $17.50 per barrel. Based on the estimated oil differential for 2003 of $9.00 - $9.50 per barrel, the Company would have a write-down at a NYMEX crude oil index price of $26.50 - $27.00 per barrel.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PLAINS RESOURCES INC.



Date: February 27, 2003                    /s/ Stephen A. Thorington
                                       -----------------------------------------
                                         Stephen A. Thorington
                                         Executive Vice President and
                                           Chief Financial Officer

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